Exhibit 23





                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statement No. 333-56596 of Washington Mutual Finance Corporation and subsidiaries on Form S-3 of our report dated January 16, 2001 appearing in this Annual Report on Form 10-K of Washington Mutual Finance Corporation for the year ended December 31, 2000.





Deloitte & Touche LLP
Tampa, Florida
March 22, 2001